Exhibit 5.1

December 9, 2020

The Board of Directors
Better Choice Company Inc.
164 Douglas Road E
Oldsmar, FL 34677

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale under the Securities Act by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”) of an aggregate of 87,462,673 shares of common stock, $0.001 par value per share (the “Common Stock”), of Better Choice Company Inc., a Delaware corporation (the “Company”), consisting of:

(i)          25,641 shares of Common Stock that have been issued by the Company (such shares, the “Issued Shares”);

(ii)          43,603,130 shares of Common Stock that are issuable upon the conversion of outstanding Series F convertible preferred stock, par value $0.001 per share (the “Series F Preferred Stock”) issued by the Company (such shares of Common Stock, the “Conversion Shares”); and

(iii)          43,833,902 shares of Common Stock that are issuable upon exercise of outstanding warrants (the “Warrants”) issued by the Company (such shares of Common Stock, the “Warrant Shares”).

In that connection, we have reviewed originals or copies identified to our satisfaction of the following documents (collectively, the “Documents”):

(a)	The Registration Statement and related prospectus;

(b)          The certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”), the certificate of designations, powers, preferences and other rights of preferred stock and qualifications limitations and restrictions thereof of Series F Preferred Stock of the Company (the “Certificate of Designations” and together with the Certificate of Incorporation, the “Charter”) and the bylaws of the Company as presently in effect, both as certified by an officer of the Company as of a recent date; and

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The Board of Directors
December 9, 2020

(c)          Resolutions adopted by the Company’s board of directors relating to the adoption of the Certificate of Designations and the issuance of the Series F Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares.

The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

A.          We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

B.          The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and our opinions do not apply to any change in, and the effect thereof on, any of the foregoing occurring after the date hereof.

C.          We have assumed without verification that, with respect to the minutes of any meetings of the stockholders of the Company or of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

D.          We have assumed without verification the accuracy and completeness of the information contained in (i) the Registration Statement (including but not limited to statements therein as to the number of shares of common stock issued and outstanding), as well as all of the other Documents and (ii) all corporate records made available to us by the Company.

E.          We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us. The opinions herein are as of the date hereof and are based on current law and facts and circumstances.  We have no obligation, and expressly decline any undertaking, to revise or supplement this opinion or otherwise advise you should applicable law or the existing facts and circumstances change.

Meister Seelig & Fein LLP

The Board of Directors
December 9, 2020

Based on the foregoing, upon the assumptions that there will be no changes in the documents we have examined and the other matters referred to above, we are of the opinion that:

1)	the Issued Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable;

2)
The Conversion Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms and conditions of the Series F Preferred Stock as set forth in the Charter, will be validly issued, fully paid and non-assessable; and

3)
the Warrant Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms and conditions of the respective Warrants (including the due payment of any exercise price therefor specified in the respective Warrants), will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Issued Shares, the Conversion Shares and the Warrant Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Meister Seelig & Fein LLP

Meister Seelig & Fein LLP

Meister Seelig & Fein LLP